UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 2, 2007
HYDRIL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-31579	95-2777268
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
3300 Sam Houston Parkway East
Houston, Texas 77032-3411
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 449-2000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 2, 2007, at a special meeting of the stockholders of Hydril Company (“Hydril”), Hydril’s stockholders voted to approve and adopt the Agreement and Plan of Merger, dated as of February 11, 2007, among Hydril, Tenaris S.A. (“Tenaris”) and a wholly owned subsidiary of Tenaris (“Merger Sub”), which provides for the merger of Merger Sub with and into Hydril, with Hydril continuing as the surviving corporation, and the conversion of each outstanding share of common stock and class B common stock of Hydril (other than shares held by Hydril, Tenaris, Merger Sub or any of their direct or indirect wholly owned subsidiaries and shares held by stockholders who validly perfect their appraisal rights under Delaware law) into the right to receive $97.00 in cash.
     There were 42,298,889 votes cast at the special meeting in favor of the merger, representing approximately 89.36% of the 47,333,738 votes entitled to be cast by the holders of all outstanding Hydril common stock and class B common stock shares entitled to vote.
     A copy of the news release announcing the approval is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title

99.1	News Release dated May 2, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	HYDRIL	COMPANY

Date: May 2, 2007	By:	/s/ Chris D. North
	Name:	Chris D. North
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	News Release dated May 2, 2007.